EXHIBIT 15.1

August 3, 2009

Vornado Realty Trust

New York, New York

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim financial information of Vornado Realty Trust (the “Company”) for the periods ended June 30, 2009 and 2008, as indicated in our report dated August 3, 2009 (which report included an explanatory paragraph regarding the Company’s change in its method of accounting for its convertible and exchangeable senior debentures to conform to FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) and the adoption of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements); because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, is incorporated by reference in the following registration statements of Vornado Realty Trust :

Registration Statement No. 333-68462 on Form S-8

Amendment No. 1 to Registration Statement No. 333-36080 on Form S-3

Registration Statement No. 333-64015 on Form S-3

Amendment No.1 to Registration Statement No. 333-50095 on Form S-3

Registration Statement No. 333-52573 on Form S-8

Registration Statement No. 333-29011 on Form S-8

Registration Statement No. 333-09159 on Form S-8

Registration Statement No. 333-76327 on Form S-3

Amendment No.1 to Registration Statement No. 333-89667 on Form S-3

Registration Statement No. 333-81497 on Form S-8

Registration Statement No. 333-102216 on Form S-8

Amendment No.1 to Registration Statement No. 333-102215 on Form S-3

Amendment No.1 to Registration Statement No. 333-102217 on Form S-3

Registration Statement No. 333-105838 on Form S-3

Registration Statement No. 333-107024 on Form S-3

Registration Statement No. 333-109661 on Form S-3

Registration Statement No. 333-114146 on Form S-3

Registration Statement No. 333-114807 on Form S-3

Registration Statement No. 333-121929 on Form S-3

Amendment No. 1 to Registration Statement No. 333-120384 on Form S-3

Registration Statement No. 333-126963 on Form S-3

Registration Statement No. 333-139646 on Form S-3

Registration Statement No. 333-141162 on Form S-3

Registration Statement No. 333-150592 on Form S-3

Registration Statement No. 333-150593 on Form S-8

and in the following joint registration statements of Vornado Realty Trust and Vornado Realty L.P.:

Amendment No. 4 to Registration Statement No. 333-40787 on Form S-3

Amendment No. 4 to Registration Statement No. 333-29013 on Form S-3

Registration Statement No. 333-108138 on Form S-3

Registration Statement No. 333-122306 on Form S-3

Registration Statement No. 333-138367 on Form S-3

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey